Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Belite Bio, Inc for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

New York, New York

January 30, 2026